UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - February 15, 2008 (Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Incentive Compensation for Named Executive Officers

On February 15, 2008, the Compensation Committee approved the 2007 annual incentive compensation awards (payable in February 2008) for the Company’s Named Executive Officers (Messrs. Henkel, Gelly, Lamach and Vasiloff and Ms. Nachtigal, collectively the “NEOs”) under the Company’s Annual Incentive Matrix (“AIM”) Program, the Stock Option Program under the Company’s Incentive Stock Plan of 2007 and the Performance Share Program (“PSP”). Those compensation plans, as in effect for 2007, are described in detail in the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 23, 2007. The 2007 compensation awards were as follows:
AIM Program

H. L. Henkel	$3,000,000
Chairman of the Board,
President and Chief
Executive Officer

J. V. Gelly*	$148,253
Senior Vice President
and Chief Financial
Officer

M.W. Lamach	$477,085
Senior Vice President

P. Nachtigal	$449,250
Senior Vice President
and General Counsel

C.P.Vasiloff**	$207,000
Senior Vice President

*Mr. Gelly joined the Company on October 6, 2007.

**On June 30, 2007, Mr. Vasiloff, former Senior Vice President and President, Construction Technologies, retired from the Company.

Stock Option Program

Mr. Henkel	337,500 options at an exercise price of $39.00 per share
Mr. Gelly	67,010 options at an exercise price of $39.00 per share
Mr. Lamach	48,510 options at an exercise price of $39.00 per share
Ms. Nachtigal	47,432 options at an exercise price of $39.00 per share
Mr. Vasiloff	0 options

PSP Program

Mr. Henkel	116,300 Class A common shares of the Company
Mr. Gelly	4,071 Class A common shares of the Company
Mr. Lamach	13,956 Class A common shares of the Company
Ms. Nachtigal	13,956 Class A common shares of the Company
Mr. Vasiloff	6,000 Class A common shares of the Company

2008 Incentive Compensation Arrangements for Named Executive Officers

On February 15, 2008, the Compensation Committee approved the terms of the AIM Program, Stock Option Program and PSP Program for 2008 (payable in February 2009) for the NEOs (other than Mr. Vasiloff who retired from the Company).

The Compensation Committee approved the target bonus percentage under the Company’s AIM Program for each of Messrs. Henkel, Gelly, Lamach and Ms. Nachtigal of 175%, 90%, 90% and 75%, respectively, of their base salary. These target bonus percentages remained unchanged from those established for 2007 incentive compensation.

The Compensation Committee approved the targets, expressed as a percentage of the salary range midpoint, under the Stock Option Program for each of Messrs. Henkel, Gelly, Lamach and Ms. Nachtigal of 200%, 125%, 100% and 90%, respectively. The stock option target award levels for the NEOs had previously been expressed as a specified number of options.

The Compensation Committee approved the target number of the Class A common shares under the PSP Program for all of the NEOs. The target number of Class A common shares for 2008 remained unchanged from the 2007 levels. The target number of Class A common shares for the NEOs is as follows:

Mr. Henkel	100,000
Mr. Gelly	14,000
Mr. Lamach	12,000
Ms. Nachtigal	12,000

Revision to the Company’s Performance Share Program

The Compensation Committee approved revisions to the Company’s Performance Share Program, as described below, with respect to all of the participants in the program, including the NEOs. These revisions are effective for the performance year 2008 and are intended to enhance the long-term nature of the program as well as ensure consistency in the program’s application to all participants. Effective February 15, 2008, the number of Performance Share Program awards granted to all participants will be based upon a combination of financial objectives and strategic objectives, which will therefore include both the Company’s performance as well as each participant’s individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: February 20, 2008	By:	/s/ Patricia Nachtigal

Senior Vice President and General Counsel